SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2003

United Therapeutics Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26301	52-1984749

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1110 Spring Street Silver Spring, MD	20910

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(301) 608-9292

Item 4. Changes in Registrant’s Certifying Accountant.

     On August 29, 2003, the Registrant dismissed its independent public accountants, KPMG LLP (“KPMG”), and on September 8, 2003 the Registrant engaged Ernst & Young LLP (“E&Y”) to serve as the Registrant’s independent public accountants to audit its financial statements for the fiscal year ended December 31, 2003. The decision to dismiss KPMG and engage E&Y was made by the Registrant’s Audit Committee.

     KPMG’s audit reports on the Registrant’s consolidated financial statements as of and for each of the fiscal years ended December 31, 2001 and 2002 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles other than reference to a change in accounting principle in KPMG’s report on the Registrant’s 2002 consolidated financial statements which included an explanatory paragraph which referred to the Registrant’s adoption of SFAS No. 142, “Goodwill and Other Intangible Assets” effective January 1, 2002.

     During the Registrant’s fiscal years ended December 31, 2001 and 2002, and the subsequent interim period through August 29, 2003, there were no disagreements between the Registrant and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its reports.

     During the Registrant’s fiscal years ended December 31, 2001, and 2002 respectively, and the subsequent interim period through September 8, 2003, none of the reportable events described under Item 304(a)(1)(v) of Securities and Exchange Commission’s Regulation S-K occurred.

     During the Registrant’s fiscal years ended December 31, 2001 and 2002, and the subsequent interim period through September 8, 2003, the date on which E&Y was engaged, the Registrant did not consult with E&Y regarding any of the matters or events described in Item 304(a)(2)(i) and (ii) of Securities and Exchange Commission’s Regulation S-K.

     The Registrant provided KPMG with a copy of the above disclosure. A letter from KPMG, dated September 8, 2003, stating its agreement with the statements concerning KPMG is attached hereto as Exhibit 99.1.

Item 7. Exhibits

(c) Exhibits

Exhibit No.	Description of Exhibit

99.1	Letter from KPMG LLP regarding change in certifying accountant

SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated: September 8, 2003	By:	/s/ Paul A. Mahon
Name: Paul A. Mahon
Title: General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Letter from KPMG, LLP regarding change in certifying accountant